                                                                     Exhibit 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNION DRILLING, INC.

     It is hereby certified that:

     1. The present name of the corporation (hereinafter, the "Corporation") is
Union Drilling, Inc., which is the name under which the Corporation was originally incorporated. The date of the filing of the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is
September 23, 1997; thereafter, the Corporation was the survivor of a merger, for which a certificate of merger was filed on December 31, 1997; in addition, an amended and restated certificate of incorporation of the Corporation was filed on February 12, 1998 and on April 19, 2000.

     2. The amended and restated certificate of incorporation of the Corporation is hereby further amended by (i) substituting in lieu of Articles FOURTH, FIFTH,
SIXTH, SEVENTH and EIGHTH, new Articles FOURTH, FIFTH, SIXTH, SEVENTH and EIGHTH
and (ii) adding new Articles NINTH, TENTH, ELEVENTH and TWELFTH, which are set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the certificate of incorporation of the Corporation as heretofore amended and/or supplemented and/or restated, and as herein further amended, are hereby restated and integrated into the single instrument that is hereinafter set forth, and that is entitled Amended and Restated Certificate of
Incorporation of Union Drilling, Inc. without any further amendment other than the amendments herein certified and without discrepancy between the provisions of the certificate of incorporation as heretofore amended, supplemented and restated and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of
the State of Delaware.

     5. The amended and restated certificate of incorporation of the
Corporation, as amended and restated herein, shall at the effective time of this
Amended and Restated Certificate of Incorporation, read as follows:

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              UNION DRILLING, INC.

     FIRST: Name. The name of the corporation is Union Drilling, Inc. (the
"Corporation").

     SECOND: Registered Office. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street,
City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General
Corporation Law of Delaware as the same exists or may hereafter be amended
("Delaware Law").

     FOURTH: Authorized Capital. The aggregate number of shares that the
Corporation shall have authority to issue is 75,100,000 shares, which shall be divided into (a) 75,000,000 shares of common stock, par value of $.01 per share
(the "Common Stock"), and (b) 100,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     A description of the different classes of capital stock of the Corporation, a statement of the relative rights of the holders of stock of such classes, and a statement of the voting powers and the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the various classes of capital stock are as follows:

               A. Subject to limitations prescribed by applicable law and the provisions of this Article FOURTH, shares of the Preferred Stock may be issued by the Board of Directors of the Corporation with such voting powers, full or limited or without voting powers, and in such classes and series and with such designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the
               Board of Directors of the Corporation, which resolutions shall be set forth in a Certificate of Designation that shall be filed with the Secretary of State of the State of Delaware pursuant to
               Delaware Law.

               The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the number of shares constituting that series and the distinctive designation of that series; (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the

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               relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange,
               including provisions for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;
               (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption,
               including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of
               redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.

          B.   A holder of shares of Common Stock of the Corporation shall be entitled to one vote for each and every share of Common Stock outstanding in his name at any and all meetings of stockholders of the Corporation.

          C.   There shall be set forth on the face or back of each certificate for shares of capital stock of the Corporation a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, powers, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     FIFTH: Management. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                    A. Election of directors need not be by ballot unless the
               bylaws of the Corporation so provide.

          B.   A majority of the total number of authorized directors, whether or not there exist any vacancies on the Board (a "Majority of the
               Entire Board"), shall have the power, without the assent or vote of the stockholders, to adopt, amend or repeal the bylaws of the
               Corporation.

          C.   Except as otherwise expressly prescribed by law, the stockholders may not adopt, amend or repeal the bylaws of the Corporation, except by the affirmative vote of the holders of 66 2/3% or more of the voting power of

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               the then issued and outstanding shares of capital stock of the
               Corporation entitled to vote for the election of directors, considered as one class.

          D.   The number of directors shall be fixed from time to time by, or in the manner provided in, the bylaws of the Corporation. No decrease in the number of directors shall shorten the term of any incumbent director.

          E.   The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Except as otherwise provided in this Amended and Restated Certificate of
               Incorporation, the number of directors in each class shall be as nearly equal in number as possible. Each director in Class I shall be elected to an initial term of one (1) year, each
               director in Class II shall be elected to an initial term of two
               (2) years and each director of Class III shall be elected to an initial term of three (3) years. Each director shall serve until the election and qualification of his successor or his earlier resignation, death or removal from office. Upon the expiration of the initial term for each class of directors, the directors of each class shall be elected for a term of three (3) years.

          F.   Any director or the entire board of directors may be removed with or without cause by affirmative vote of the holders of 66 2/3% or more of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class.

          G.   A majority of the directors then in office, in their sole
               discretion, and whether or not constituting a quorum, may elect a replacement director to serve during the unexpired term of any director previously elected whose office is vacant as a result of death, resignation, retirement, disqualification, removal or otherwise, and may elect directors to fill any newly created directorships created by the Board. Except as otherwise expressly prescribed by law and subject to the terms of any Preferred
               Stock, the stockholders may not elect a replacement director to fill any vacancy on the Board caused by death, resignation, retirement, disqualification, removal or otherwise, and may not elect directors to fill any newly created directorships created by the Board, unless a majority of the directors then in office shall have authorized the stockholders to fill any such vacancy.
               At any election of directors by the Board of Directors to fill any vacancy caused by an increase in the number of directors, the terms of the office for which candidates are nominated and elected shall be divided as set forth in paragraph E of this
               Article FIFTH.

          H.   Except as otherwise prescribed by law, special meetings of the stockholders of the Corporation may be called only pursuant to a resolution adopted by a Majority of the Entire Board, provided however, that a special meeting of the stockholders of the
               Corporation shall be

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               called for any purpose or purposes at the written request of the holders of at least 66 2/3% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, considered as one class, provided that such written request shall state the purpose or purposes of the proposed meeting.

     SIXTH: Limitation of Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director' s duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, (3) under Section 174 of
Delaware Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article
SIXTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article SIXTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to Delaware Law.

     SEVENTH: Indemnification. The Corporation shall indemnify to the fullest extent permitted under Delaware Law any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the Corporation or (2)
while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article SEVENTH is in effect.
Any repeal or amendment of this Article SEVENTH shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article SEVENTH. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees)
incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under Delaware Law. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under Delaware Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of
Directors or any committee thereof or independent legal counsel, or stockholders) to have made

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its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its Board of Directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

     The Corporation may additionally indemnify, to the fullest extent permitted by law, any employee or agent of the Corporation who is not a director or officer of the Corporation in respect of service to the Corporation or to another entity at the request of the Corporation to the extent that the Board of
Directors at any time designates any such person as entitled to the benefits of this Article SEVENTH.

     As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Delaware Law.

     EIGHTH: Right to Amend. The Corporation reserves the right to amend this
Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under Article SIXTH and
SEVENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

     NINTH: Section 203 Opt-Out. The Corporation expressly elects not to be governed by Section 203 of the Delaware Law.

     TENTH: Hart-Scott-Rodino Act. Notwithstanding any provision herein to the contrary, in connection with any acquisition of Common Stock (and/or any other voting securities of the Corporation) as to which the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended (the "HSR Act"), would, but for this paragraph, be applicable, any person or entity (as defined under the HSR
Act) acquiring such Common Stock (and/or other voting securities of the
Corporation) shall have no right to vote such Common Stock or voting securities until such person or entity has complied with the filing and waiting period requirements of the HSR Act.

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     ELEVENTH: Renouncement of Business Opportunities. The Corporation hereby acknowledges and agrees that, notwithstanding any other provision of this
Amended and Restated Certificate of Incorporation:

     (a) nothing herein shall in any way limit or be construed as limiting the ability of any member of the Board of Directors or any Affiliate thereof (each, an "Unlimited Party") to, and such Unlimited Parties may, in the past, present or future, carry out and engage in any and all activities associated with any business, including, without limitation, principal investments and underwriting
(including investments in and underwriting investments of private equity of the
Unlimited Parties or of other entities directly or indirectly involved in any aspect of the oil and gas exploration and production business or industry or the energy equipment or services business or industry, including, without limitation, direct competitors of the Corporation), trading, brokerage, agency, financing, derivatives, foreign exchange and asset management activities, and for the avoidance of doubt and without limiting the generality of the foregoing, the Unlimited Parties may: (i) purchase and hold long or short positions, otherwise make investments, trade or otherwise effect transactions, for their own account or the account of their customers, in the debt or equity securities or loans of entities that may directly or indirectly compete with any or all of the business of the Corporation (the "Other Companies"); and (ii) provide financial advice to the Other Companies;

     (b) the Unlimited Parties may have information that may be of interest or value to the Corporation (the "Information") regarding various matters, including, without limitation, (i) each Unlimited Party's products, plans, services and technology, and plans and strategies relating thereto, (ii) current and future investments each Unlimited Party has made, may make, may consider or may become aware of with respect to other companies and other products, services and technology, including without limitation, any Other Companies, and (iii)
developments with respect to the technologies, products and services, and plans and strategies relating thereto, including, without, limitation, any Other
Companies. The Corporation agrees that the Unlimited Parties shall have no duty to disclose any Information to the Corporation or permit the Corporation to participate in any investments or transactions based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the
Corporation if it were aware of such Information;

     (c) without limiting the foregoing, the doctrine of corporate opportunity shall not apply with respect to the Corporation, and (A) the Unlimited Parties shall have no obligation to refrain from (i) engaging in any business opportunity, transaction or other matter that involves any aspect of the oil and gas exploration and production business or industry or the energy equipment or services business or industry or otherwise developing, marketing or using any products or services that compete, directly or indirectly, with those of the
Corporation (whether presently existing or arising in the future) (an "Other
Business"), (ii) investing or owning any interest publicly or privately in, entering into any venture, agreement or arrangement with, or developing a business relationship or strategic relationship with, any entity engaged in any
Other Business, (iii) doing business with any client or customer of the
Corporation or (iv) employing or otherwise engaging a former officer or employee of the Corporation; (B) neither the Corporation nor any Unlimited Party shall have any right in or to, or to be offered any opportunity to

                                        7

participate or invest in, any Other Business engaged or to be engaged in by any
Unlimited Party or any right in or to any income or profits therefrom; and (C)
no Unlimited Party shall have any duty to communicate or offer to the
Corporation any opportunity to participate or invest in, or any income or profits derived from, any Other Business engaged in by such Unlimited Party; and

     (d) the Corporation expressly authorizes and consents to the involvement of each Unlimited Party in any Other Business and expressly waives, to the fullest extent permitted by applicable law, any right to assert any claim that any such involvement breaches any duty owed to the Corporation or to any stockholder of the Corporation or to assert that such involvement constitutes a conflict of interest by such Unlimited Party with respect to the Corporation or any of its subsidiaries or any stockholder; and nothing contained herein shall limit, prohibit or restrict any designee serving on the Corporation's Board of
Directors from serving on the board of directors or other governing body or committee of any Other Companies.

     Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have consented to the provisions of this Article ELEVENTH.

     As used in this Article ELEVENTH, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of
1934, as amended.

     TWELFTH: Amendments. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the
Corporation required by law or by this Amended and Restated Certificate of
Incorporation, the affirmative vote of the holders of not less than 66 2/3% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, Articles FIFTH, SIXTH, SEVENTH or ELEVENTH or this Article
TWELFTH.

     IN WITNESS WHEREOF, the undersigned has signed this Amended and Restated
Certificate of Incorporation this 22nd day of November, 2005.

                                        /s/  Christopher D. Strong
                                        ----------------------------------------
                                        Name: Christopher D. Strong
                                        Title: President and Chief Executive
                                               Officer

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